Exhibit 23.1
CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Amendment No. 4 to this Registration Statement on Form S-4 of our reports dated March 6, 2008 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in Allis-Chalmers Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.
/s/ UHY LLP
Houston, Texas
July 9, 2008